UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): April 13, 2021

Novo Integrated Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-40089	59-3691650
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

11120 NE 2nd Street, Suite 100, Bellevue, WA 98004

(Address of principal executive offices)

(206) 617-9797

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CF$ 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 par value	NVOS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01. Other Events

As previously disclosed by Novo Integrated Sciences, Inc. (the “Company”) in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 9, 2021, on April 9, 2021, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with several accredited institutional investors (the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers, (i) in a registered direct offering (the “Registered Direct Offering”), an aggregate of 2,388,050 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) in a concurrent private placement (the “Private Placement”), warrants to purchase an aggregate of 2,388,050 shares of Common Stock at an exercise price per share of $3.35 (the “Warrants”). The combined purchase price for one share of Common Stock and a Warrant was $3.35, representing aggregate gross proceeds to the Company of approximately $8.0 million.

The Registered Direct Offering and the Private Placement closed on April 13, 2021. Accordingly, on April 13, 2021, the Company issued to the Purchasers an aggregate of 2,338,050 shares of Common Stock in the Registered Direct Offering and Warrants to purchase an aggregate of 2,338,050 shares of Common Stock in the concurrent Private Placement. The Warrants have an exercise price of $3.35 per share and are immediately exercisable and expire on the five year and six-month anniversary of the issuance date. The net proceeds from the Company’s sale and issuance of such shares of Common Stock and such Warrants were approximately $7,258,500 after deducting placement agent fees and other estimated offering expenses. Novo Integrated Sciences intends to use the net proceeds of the offering for strategic activities, working capital, and other general corporate purposes intended to accelerate the Company’s growth.

The Common Stock sold in the Registered Direct Offering was sold pursuant to a shelf registration statement on Form S-3 (File No. 333-254278) which was declared effective by the SEC on March 22, 2021. The Warrants issued in the concurrent Private Placement and shares issuable upon exercise of such Warrants were offered in a Private Placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”), and Rule 506(b) of Regulation D promulgated thereunder and have not been registered under the Act or applicable state securities laws.

On April 15, 2021, the Company issued a press release regarding the closing of each of the Registered Direct Offering and the Private Placement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference. The websites referenced in Exhibit 99.1 are not a part of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of the registrant dated April 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Integrated Sciences, Inc.

Dated: April 15, 2021	By:	/s/ Robert Mattacchione
Robert Mattacchione
Chief Executive Officer